Exhibit 10y
(2023)
Acceptance of 2023 Long-Term Incentive Plan Awards
As of March 15, 2023, you were granted long-term incentive award(s) (“2023 Awards”) under the Protective Life Corporation Long-Term Incentive Plan (the “Plan”). In conjunction with these 2023 Awards, you have been provided with applicable award letter(s) (“2023 Award Letters”) and provisions document(s) (“2023 Provisions”). The 2023 Award Letters, 2023 Provisions, and the Plan govern your respective 2023 Awards and contain terms and conditions regarding the vesting and payment of the 2023 Awards, termination of employment, forfeiture, tax withholding, competitive and conflicting activities, confidentiality, non-solicitation of Company employees and customers, regulatory compliance, recoupment, remedies, and other important matters. If you agree to and accept the terms of the 2023 Awards, please sign where indicated below by March 28, 2023.
[Employee’s electronic signature]

/s/ Rich Bielen
Rich Bielen
President and Chief Executive Officer
of Protective Life Corporation